Exhibit 10.9

PLAINS EXPLORATION & PRODUCTION COMPANY

2004 STOCK INCENTIVE PLAN

STOCK APPRECIATION RIGHTS AGREEMENT

THIS GRANT is made as of                      (the “Grant Date”), by Plains Exploration & Production Company, a Delaware corporation (the “Company”), to                      (the “Grantee”).

WHEREAS, the Company has adopted the Plains Exploration & Production Company 2004 Stock Incentive Plan (the “Plan”) in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries, Affiliates and Divisions; and

WHEREAS, the Plan permits the Committee responsible for administration of the Plan (the “Committee”) to grant Stock Appreciation Rights (“SARs”) under the Plan.

NOW, THEREFORE, the Committee has acted as follows:

1. Grant of SARs.

1.1 The Company hereby grants to Grantee as of the date of this agreement (the “Agreement” or “Grant”) and expiring on the close of business on                      (the “Termination Date”),                      SARs, with an exercise price of                      (the “SAR Exercise Price”).

1.2 This Agreement shall be construed in accordance and consistent with, and subject to, the provisions of the Plan (the provisions of which are incorporated herein by reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the same definitions as set forth in the Plan.

2. Duration of Grant.

The Grant shall be exercisable to the extent and in the manner provided herein from the dates set forth in Section 3 hereof until the Termination Date (the “Exercise Term”); provided, however, that the Grant may be earlier terminated as provided in Section 5 hereof.

3. Exercisability of Grant.

Unless otherwise provided in this Agreement or the Plan, the Grant shall entitle the Grantee to exercise, in whole at any time or in part from time to time, one-third of the total number of SARs covered by the Grant beginning on                     , an additional one-third of the total number of SARs covered by the Grant beginning on                     , and an additional one-third of the total number of SARs covered by the Grant beginning on                     , and each such right of exercise shall be cumulative and shall continue, unless sooner exercised or terminated as herein provided, during the remaining period of the Exercise Term.

4. Manner of Exercise.

4.1 Subject to the terms and conditions of this Agreement and the Plan, the SARs may be exercised by delivery in person, by telecopy or by mail of written notice to the Company, at its principal executive office. Such notice shall state that the Grantee is electing to exercise a specific number of SARs and shall be signed by the person or persons exercising the SARs. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Grant.

4.2 Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (A) the Appreciation Value of a Share (the amount that the fair market value of PXP common stock exceeds the exercise price), by (B) the number of SARs being exercised. Payment of such amount will be made solely in cash.

4.3 The Grantee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to any shares related to the SARs.

5. Termination of Employment.

5.1 Termination for any Reason other than Cause. If the Grantee’s employment is terminated for any reason other than by the Company for Cause, the Grant shall continue to be exercisable in whole or in part (to the extent exercisable on the date of such termination of employment) for the duration of the Exercise Term. In the event of the Grantee’s death, the Grant shall be exercisable (to the extent exercisable on the date of such death), to the extent provided in the Plan and this Agreement, by the legatee or legatees under his or her will, or by his or her personal representatives or distributees and such person or persons shall be substituted for the Grantee each time the Grantee is referred to herein.

5.2 Termination for Cause. If the employment of the Grantee is terminated for Cause, any unexercised portion of the Grant shall terminate on the date of the Grantee’s termination of employment (whether or not exercisable).

6. Effect of Change in Control.

Notwithstanding anything contained in this Agreement to the contrary, in the event of a Change in Control, (i) the Grant shall become immediately and fully exercisable, and (ii) the Grantee will be permitted to surrender for cancellation for at least ninety (90) days after such Change in Control, or such longer period as may be set by the Committee, the Grant or any portion of the Grant to the extent not yet exercised and the Grantee shall be entitled to receive immediately a cash payment in an amount equal to the Appreciation Value of the Grant, if any, on the date of surrender.

7. Nontransferability.

The Grant shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a domestic relations order (as contemplated by the Plan). The Grant shall be exercisable only by the Grantee or the Grantee’s guardian or legal representative during the lifetime of the Grantee.

8. No Right to Continued Employment.

Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Grantee any right with respect to continuance of employment by the Company, nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Grantee’s employment at any time.

9. Adjustments.

In the event of a Change in Capitalization, the Committee shall make appropriate adjustments to the number of SARs subject to the Grant and the Exercise Price. The Committee’s adjustment shall be made in accordance with the provisions of Section 14 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

10. Effect of a Merger, Consolidation or Liquidation.

Subject to Sections 6 and 9 hereof, upon the effective date of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company, the Grant shall continue in effect in accordance with its terms.

11. Withholding of Taxes.

The Company shall have the right to deduct from any distribution of cash to the Grantee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Grant.

12. Grantee Bound by the Plan.

The Grantee hereby acknowledges receipt of a copy of the Plan and agrees that this Grant is to be bound by all the terms and provisions thereof. Defined terms used herein shall have the meaning given in the Plan.

13. Modification of Agreement.

This Agreement may be modified, amended, suspended or terminated, and any terms or conditions may be waived, but only by a written instrument executed by the parties hereto.

14. Severability.

Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

15. Governing Law.

The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without giving effect to the conflicts of laws principles thereof.

16. Successors in Interest.

This Agreement shall inure to the benefit of and be binding upon any successor to the Company. This Agreement shall inure to the benefit of the Grantee’s legal representatives. All obligations imposed upon the Grantee and all rights granted to the Company under this Agreement shall be final, binding and conclusive upon the Grantee’s heirs, executors, administrators and successors.

17. Resolution of Disputes.

Any dispute or disagreement which may arise under, or as a result of, or in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee. Any determination made hereunder shall be final, binding and conclusive on the Grantee and Company for all purposes.

PLAINS EXPLORATION & PRODUCTION COMPANY

By:
John F. Wombwell, Executive Vice President

Name of Grantee: